Exhibit 23.2

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Form S-4) of our report dated July 15, 2024, relating to the consolidated financial statements of New Rise Renewables, LLC. & Subsidiary (the “Company”) as of December 31, 2023, and 2022, and for each of the two years in the period ended December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continues as a going concern, and which forms part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
July 30, 2024

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS